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                                                                    EXHIBIT 4.2

                          INCORPORATED UNDER THE LAWS OF

                                     Hawaii

No. 1 Series A Convertible                                SHARES 750

      Preferred Stock


                       HAWAIIAN NATURAL WATER COMPANY, INC.


                       Series A Convertible Preferred Stock.


This Certifies that AMRO INTERNATIONAL, S.A. is the owner of Seven Hundred Fifty (750) Series A Convertible Preferred Shares of the Capital Stock of HAWAIIAN NATURAL WATER COMPANY, INC. transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the Corporate Seal to be hereto affixed at_____________________________ this___________day of ____________A.D.

_____________________________________    _____________________________________
BRIAN BARBATA, Secretary                 MARCUS BENDER, President



                             SHARES           EACH.